INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 56 to Registration Statement No. 2-33043 of Oppenheimer
Capital Income Fund on Form N-1A of our report dated September 24, 2001, appearing in the Statement of Additional
Information, which is part of such Registration Statement, and to the reference to us under the headings
"Independent Auditors" in the Statement of Additional Information and "Financial Highlights" in the Prospectus, which is also part of such Registration Statement.

/s/DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP

Denver, Colorado
December 21, 2002